SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

Merrill Lynch Mortgage Investors, Inc.

(Exact name of registrant specified in Charter)

Delaware	333-112231	13-3416059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 World Financial Center, 10th Floor New York, NY	10080
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (212) 449-1000

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

Acquisition or Disposition of Assets: General

On June 10, 2005, Terwin Mortgage Trust, Series TMTS 2005-6HE (the “Trust”), acquired $51,310,740.16 of Subsequent Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement dated as April 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Terwin Advisors LLC, as Seller, JPMorgan Chase Bank, as Servicing Administrator, Securities Administrator and Backup Servicer, Specialized Loan Servicing, LLC, as Servicer and U.S. Bank National Association, as Trustee. The Subsequent Mortgage Loans possess the characteristics required by the Prospectus, dated January 19, 2005 and the Prospectus Supplement dated April 15, 2005 (together the “Prospectus”).

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Item 601(a) of Regulation S-K

Exhibit No.	Description
10	Subsequent Transfer Instrument (without attachments) dated as of June 10, 2005 between Merrill Lynch Mortgage Investors, Inc., as seller (the “Depositor”) and U.S. Bank National Association, as Trustee.

99	Mortgage Loan Characteristics, revised to include the Subsequent Mortgage Loans transferred pursuant to the Subsequent Transfer Instrument.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date: June 10, 2005

	By:	/s/ Matthew Whalen
	Name:	Matthew Whalen
	Title:	President

INDEX TO EXHIBITS

Exhibit No.	Description
10	Subsequent Transfer Instrument (without attachments) dated as of June 10, 2005 between Merrill Lynch Mortgage Investors, Inc., as seller (the “Depositor”) and U.S. Bank National Association, as Trustee.

99	Mortgage Loan Characteristics, revised to include the Subsequent Mortgage Loans transferred pursuant to the Subsequent Transfer Instrument.